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                                                                     EXHIBIT 5.1

              [Letterhead of Skadden, Arps, Slate, Meagher & Flom]

                                             July 19, 1996



Paracelsus Healthcare Corporation
155 North Lake Avenue, Suite 1100
Pasadena, California 91101

          Re:  Paracelsus Healthcare Corporation
               Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Paracelsus Healthcare Corporation, a California corporation (the "Company"), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 12, 1996 (as amended on May 29, 1996, the "Merger Agreement"), by and among Champion Healthcare Corporation, a Delaware corporation ("Champion"), PC Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and the Company.

          Pursuant to the Merger Agreement, Merger Sub will be merged (the "Merger") with and into Champion, and Champion will become a wholly owned subsidiary of the Company. Pursuant to the Merger, (i) each outstanding share of common stock, par value $0.01 per share, of Champion (the "Champion Common Stock"), other than shares of Champion Common Stock held by Champion or any of its subsidiaries (which will be cancelled) and other than shares for which appraisal rights shall be perfected under Delaware law, will be converted into the right to receive one share of the common stock, no stated par value, of the Company (the "Company Common Stock"), (ii) each share of Series C Preferred Stock of Champion (the "Series C Preferred Stock") and Series D Preferred Stock of Champion (together with the Series C Preferred Stock, the "Champion Preferred Stock"), other than shares of Champion Preferred Stock held by Champion or any of its subsidiaries and shares of Champion Preferred Stock as to which appraisal rights shall be perfected under Delaware law, will be converted into the right to receive two

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Paracelsus Healthcare Corporation
July 19, 1996
Page 2


shares of Champion Common Stock and (iii) certain Champion securities, including rights, options and warrants, will become convertible into or exchangeable for, Company Common Stock (all such securities, together with the Champion Common Stock and Champion Preferred Stock, the "Champion Securities").

          In connection with the transactions contemplated by the Merger Agreement, the Company is filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of up to an aggregate of 20,177,711 shares (the "Shares") of Common Stock to be issued pursuant to the Merger Agreement in respect of outstanding Champion Securities.

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, together with the forms of preliminary prospectus forming a part thereof, (ii) the Articles of Incorporation of the Company as in effect on the date hereof, (iii) the Bylaws of the Company as in effect on the date hereof,
(iv) the Amended and Restated Articles of Incorporation of the Company, to be effective upon the consummation of the Merger, included as Exhibit 3.5 to the Registration Statement ("Amended and Restated Articles"), (v) the Amended and Restated Bylaws of the Company, to be effective upon the consummation of the Merger, included as Exhibit 3.6 to the Registration Statement, (vi) the Merger Agreement, (vii) a specimen certificate representing the Company Common Stock and (viii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and

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Paracelsus Healthcare Corporation
July 19, 1996
Page 3

records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that:

          The Shares have been duly and validly authorized by the Company and, when (i) the Certificate of Merger is filed in accordance with the General Corporation Law of the State of Delaware in accordance with the terms of the Merger Agreement and (ii) the Amended and Restated Articles of the Company become effective at the effective time of the Merger, the Shares will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Proxy State-

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Paracelsus Healthcare Corporation
July 19, 1996
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ment/Prospectus.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,


                                        Skadden, Arps, Slate, Meagher & Flom